Exhibit 99.1

RUBICON TECHNOLOGY, INC. ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

BENSENVILLE, IL, March 18, 2014 — Rubicon Technology, Inc. (NASDAQ: RBCN), a leading provider of sapphire substrates and products to the LED, semiconductor and optical markets, today announced the commencement of an underwritten public offering of shares of its common stock by selling stockholders. The offering is subject to customary conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. In addition, Rubicon expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of its common stock offered in the public offering to cover over-allotments, if any.

Canaccord Genuity Inc. is acting as sole book-running manager for the offering. Rubicon will not receive any proceeds from the sale of common stock by selling stockholders.

The offering is being made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement. Before investing, you should read the prospectus supplement and the accompanying prospectus, and other documents that Rubicon has filed or will file with the SEC, for more complete information about Rubicon and this offering.

When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained by sending a request to the offices of Canaccord Genuity Inc., Attn: Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, or by calling (617) 371-3900. The preliminary prospectus supplement and accompanying prospectus also will be available for free on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is a vertically integrated advanced electronic materials provider specializing in monocrystalline sapphire for applications in light-emitting diodes (LEDs), optical systems and specialty electronic devices. Rubicon has an unmatched technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication to large-diameter polished sapphire wafers and patterned sapphire substrates (PSS), enabling Rubicon to supply custom sapphire products with superior quality and precision.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on Rubicon’s current expectations and beliefs concerning future developments and their potential effects on Rubicon. There can be no assurance that future developments affecting Rubicon will be those that Rubicon has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Rubicon’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in Rubicon’s Annual Report on Form 10-K for the year ended December 31, 2013, in the preliminary prospectus supplement and accompanying prospectus, and in its other filings from time to time filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of Rubicon’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Rubicon undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Dee Johnson for Rubicon Technology, Inc.

djohnson@rubicontechnology.com

(847) 457-3426